THE BLACKROCK NEW YORK INSURED MUNICIPAL 2008 TERM TRUST INC.

                              ARTICLES OF AMENDMENT

     THE BLACKROCK NEW YORK INSURED MUNICIPAL 2008 TERM TRUST INC., a Maryland corporation (the "Corporation"), hereby certifies as follows:

     FIRST: For the purposes of these Articles of Amendment, the following terms, when used herein in capitalized form, shall have the meanings indicated: (a) "Articles Supplementary" shall mean the Articles Supplementary of the Corporation which (i) created the classes of capital stock of the Corporation designated as the "Auction Rate Municipal Preferred Stock, Series F7" and the "Auction Rate Municipal Preferred Stock, Series F28" and (ii) were amended pursuant to Articles of Amendment that were filed with, and approved for record by, the Maryland State Department of Assessments and Taxation on July 29, 1994; and (b) "Effective Date" shall mean 5:00 p.m. (Eastern Daylight Time) on the date that these Articles of Amendment are filed with, and accepted for record by, the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law.

     SECOND: The amendment to the Charter of the Corporation hereinafter set forth in these Articles of Amendment shall become effective at the Effective Date.

     THIRD: Effective as of the Effective Date, the Charter of the Corporation shall be, and is hereby, amended for the purposes of changing and reclassifying certain of the shares of the authorized capital stock of the Corporation into additional authorized shares of the "Auction Rate Municipal Preferred Stock, Series F7" and the "Auction Rate Municipal Preferred Stock, Series F28" and decreasing the liquidation preferences thereof as follows:

                  (a) By striking out the "DESIGNATION" set forth in the first paragraph of Article SECOND of the Articles Supplementary and inserting in lieu thereof the following:

                  "SERIES F7: A series of 1,710 shares of preferred stock, par value $.01 per share, liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series F7." Each share of Auction Rate Municipal Preferred Stock, Series F7 shall have such preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary.
         The Auction Rate Municipal Preferred Stock, Series F7 shall constitute a separate series of preferred stock of the Corporation, and each share of the Auction Rate Municipal
         Preferred Stock, Series F7 shall be identical."

                  "SERIES F28: A series of 1,710 shares of preferred stock, par value $.01 per share, liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call Period, is hereby designated "Auction Rate Municipal Preferred Stock, Series F28. Each share of Auction Rate Municipal Preferred Stock, Series F28 shall have such preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Corporation's Charter applicable to preferred stock of the Corporation, as are set forth in these Articles Supplementary. The Auction Rate Municipal Preferred Stock, Series F28 shall constitute a separate series of preferred stock of the Corporation, and each share of the Auction Rate Municipal Preferred Stock, Series F28 shall be identical."

                  (b) By striking out the first sentence of Paragraph 3 (Liquidation Rights) of Article SECOND of the Articles Supplementary and inserting in lieu thereof. the following:

                  "3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any, other capital stock ranking junior in right of payment upon liquidation to the Preferred Shares, the sum of $25,000 plus accumulated but unpaid dividends (whether or not earned or declared) thereon plus the premium, if any, resulting from the designation of a Premium Call Period to the date of distribution, and after such payment the holders of Preferred Shares will be entitled to no other payments other than Additional Dividends as provided in paragraph 2(e) hereof."

         FOURTH: Effective as of the Effective Date, each share of the issued and outstanding "Auction Rate Municipal Preferred Stock, Series F7" shall be converted into two (2) shares of the "Auction Rate Municipal Preferred Stock, Series F7," each of which shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are afforded to each and every other share of the "Auction Rate Municipal Preferred Stock, Series F7" pursuant to the Charter of the Corporation (as amended by these Articles of Amendment) and the Maryland General Corporation Law.

         FIFTH: Effective as of the Effective Date, each share of the issued and outstanding "Auction Rate Municipal Preferred Stock, Series F28" shall be converted into two (2) shares of the "Auction Rate Municipal Preferred Stock, Series F28," each of which shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are afforded to each and every other share of the "Auction Rate Municipal Preferred Stock, Series F28" pursuant to the Charter of the Corporation (as amended by these Articles of Amendment) and the Maryland General
Corporation Law.

         SIXTH: The amendment to the Charter of the Corporation set forth in these Articles of Amendment was advised by the Board of Directors of the Corporation in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law.

         SEVENTH: The amendment to the Charter of the Corporation set forth in these Articles of Amendment was approved by the stockholders of the Corporation at a meeting of the stockholders of the Corporation held on May 16, 1995 in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law.

         EIGHTH: The amendment to the Charter of the Corporation set forth in these Articles of Amendment changes and reclassifies certain of the authorized shares of the capital stock of the Corporation into additional authorized shares of the "Auction Rate Municipal Preferred Stock, Series F7" and the "Auction Rate Municipal Preferred Stock, Series F28," respectively, but does not increase the aggregate number of authorized shares of the capital stock of the Corporation. Prior to the Effective Date, there were 855 authorized shares of the "Auction Rate Municipal Preferred Stock, Series
F7." As of the Effective Date, there will be 1,710 shares of the "Auction
Rate Municipal Preferred Stock, Series F7." Prior to the Effective Date, there were 855 authorized shares of the "Auction Rate Municipal Preferred Stock, Series F28." As of the Effective Date, there will be 1,710 shares of the "Auction Rate Municipal Preferred Stock, Series F28."



         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and its corporate seal to be affixed and attested to by its Secretary as of the day of June, 1995.

ATTEST:                              THE BLACKROCK NEW YORK INSURED
                                     MUNICIPAL 2008 TERM TRUST INC.


______________________________       By__________________________________(Seal)
Karen H. Sabath                         Ralph L. Schlosstein
Secretary                               President


         The undersigned, being the duly elected and acting President of The BlackRock New York Insured Municipal 2008 Term Trust Inc. hereby acknowledges that the foregoing Articles of Amendment, of which this certificate is a part, is the act and deed of The BlackRock New York Insured Municipal 2008 Term Trust Inc., and certifies, under the penalties for perjury, to the best of his knowledge, information and belief, that all matters and facts set forth therein are true in all material respects.



                                                        _______________________
                                                        Ralph L. Schlosstein
                                                        President